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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Firstwave Technologies, Inc. of our report dated February 2, 1999 relating to the financial statements and financial statement schedules, which appears in Firstwave Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration Statement.


PricewaterhouseCoopers LLP

Atlanta, Georgia
July 20, 1999